Exhibit 99

Form 3 Joint Filer Information

Name:	HLDR Management GP LLC
Address:	477 Madison Avenue 8th Floor New York, NY 10022
Date of Event Requiring Statement:	03/07/18

Name:	Halcyon Management Holdings GP LLC
Address:	477 Madison Avenue 8th Floor New York, NY 10022
Date of Event Requiring Statement:	03/07/18

Name:	Halcyon Management Partners LP
Address:	477 Madison Avenue 8th Floor New York, NY 10022
Date of Event Requiring Statement:	03/07/18

Name:	Halcyon Management Partners GP LLC
Address:	477 Madison Avenue 8th Floor New York, NY 10022
Date of Event Requiring Statement:	03/07/18

Name:	John Bader
Address:	477 Madison Avenue 8th Floor New York, NY 10022
Date of Event Requiring Statement:	03/07/18

Name:	Jason Dillow
Address:	477 Madison Avenue 8th Floor New York, NY 10022
Date of Event Requiring Statement:	03/07/18